                                                                     EXHIBIT 1.2

                             UNDERWRITING AGREEMENT


                                                                  August 4, 1999

Goldman, Sachs & Co.,
Deutsche Bank Securities Inc.,
Morgan Stanley & Co. Incorporated,
Salomon Smith Barney Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Lamar Advertising Company, a Delaware corporation (the "Company"), proposes to issue and sell to you and the other underwriters named in Schedule III hereto (the "Underwriters") $250,000,000 aggregate principal amount of its 5.25% Convertible Notes due 2006, convertible into Class A common stock, par value $0.001 per share ("Stock"), of the Company (the "Firm Securities") to be issued pursuant to an indenture to be dated as of August 10, 1999, between the Company and State Street Bank and Trust Company, as trustee (the "Trustee") and a supplemental indenture thereto to be dated as of the same date, between the Company and the Trustee (the indenture and supplemental indenture, collectively, the "Indenture"). In addition, the Company has granted to the Underwriters an option to purchase up to $37,500,000 additional aggregate principal amount of Securities (the "Option Securities") to be issued pursuant to the Indenture, as provided in Section 2. The Firm Securities, and if and to the extent such option is exercised, the Option Securities, are collectively called the "Securities".

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants as follows:

         (a) A registration statement on Form S-3 (File No. 333-50559) (the "1998 Registration Statement") and a registration statement on Form S-3 (File No. 333-71929) (the "1999 Registration Statement") with respect to, among other securities, the Securities and the Stock issuable upon exercise or conversion of the Securities (the "Underlying Securities"), have been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and have become effective. On the effective date of each such registration statement, such registration statement conformed in all material respects with the requirements of the Act, Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission (the "Rules and Regulations"). Copies of the 1999 Registration Statement, including the prospectus contained therein but excluding exhibits to such registration statement other than those documents incorporated by reference in such prospectus, as finally amended and revised, have heretofore been delivered by the Company to the Underwriters. The 1998 and 1999 Registration Statements, including any documents incorporated therein by reference and any exhibits, financial statements and schedules thereto, are herein collectively referred to as the "Registration Statements". No post-effective amendments to the Registration Statements have been filed as of the date of this Agreement, except that the 1999 Registration Statement constitutes a post-effective amendment of the 1998 Registration Statement and that each of the Registration Statements has been amended by means of a post-effective amendment to include the Company as a successor registrant to the company of like name, which existed prior to a reorganization of the Company pursuant to Section 251(g) of the Delaware General Corporation Law, and to add Lamar Media Corp. and certain subsidiaries of Lamar Media Corp. as co-registrants. The form of prospectus dated February 4, 1999 included in the 1999 Registration Statement, as supplemented by the prospectus supplement to be dated August 5, 1999, and as modified by the accompanying base prospectus dated February 12, 1999, each relating to the offering of the Securities, and to be filed by the Company with the Commission pursuant to Rule 424(b), is herein referred to as the "Prospectus". Any reference herein to the Registration Statements or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any supplements relating to the Securities being issued and sold pursuant hereto filed with the Commission under Rule 424(b), in each case, subsequent to the date hereof and prior to the termination of the offering of the Securities by the Underwriters.

         (b) Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as a whole (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

         (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; the subsidiaries listed on Schedule I hereto (the "Subsidiaries") are the only subsidiaries of the Company; each Subsidiary has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, with corporate, partnership or other organizational power and authority to own or lease its properties and conduct its business as described in the Prospectus, except where the failure so to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company and each Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Change; the outstanding shares of capital stock or other equity interest of each Subsidiary has been duly


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authorized and validly issued, is fully paid and non-assessable; except as indicated on Schedule I hereto, all of the shares of capital stock of the Subsidiaries are owned by the Company, directly or indirectly through another Subsidiary, free and clear of all liens, encumbrances and security interests (other than as described in the 1999 Registration Statement) other than those which would not reasonably be expected individually or in the aggregate to materially impair the value of such shares; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding. Except for the Subsidiaries and investments in securities as described in the 1999 Registration Statement, the Company has no equity or other interest in, or right to acquire an equity or other interest in, any corporation, partnership, trust or other entity.

         (d) (i) The Indenture has been duly qualified under the Trust Indenture Act. The execution and delivery of, and the performance by the Company of its obligations under the Indenture have been duly and validly authorized by the Company, and the Indenture has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.

               (ii) The Securities have been duly authorized by the Company, and when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Indenture and will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.

               (iii) When the Securities are delivered and paid for pursuant to this Agreement on the Closing Date or Option Closing Date (each as defined in Section 2), such Securities will be convertible into the Underlying Securities in accordance with the terms of such Securities and the Indenture; the Underlying Securities initially issuable upon exercise or conversion of such Securities have been duly authorized and reserved for issuance and upon such exercise or conversion and, when issued upon such exercise or conversion, will be validly issued, fully paid and non-assessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully-paid and non-assessable and conform to the description thereof contained in the Prospectus; and no preemptive rights of stockholders exist with respect to such convertible Securities or the Underlying Securities.

         (e) The Securities conform with the statements concerning them in the Prospectus.


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         (f)   The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Securities nor instituted proceedings for that purpose. The Registration Statements contain and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they were filed or will be filed with the Commission, conformed or will conform at the time of filing, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither of the Registration Statements, as of its effective date, nor the Prospectus nor any supplement thereto, as of the date it is filed with the Commission, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statements or the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters, for use in the preparation thereof; and provided, further, that the Company makes no representations or warranties as to that part of the Registration Statements that constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee.

         (g) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules, as incorporated by reference in the Prospectus, present fairly the consolidated financial position and the consolidated results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. All such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein. The summary and selected financial and statistical data included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. The pro forma condensed consolidated financial statements of the Company and its subsidiaries and the related notes thereto, included as Exhibit 99.4 to the Current Report on Form 8-K/A dated October 1, 1998 and filed with the Commission on October 19, 1999, and as Exhibit 99.2 to the Current Report on Form 8-K dated July 6, 1999 and filed with the Commission on July 7, 1999, present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

         (h) After due inquiry, the Company has no reason to believe that the consolidated financial statements of each of Outdoor Communications, Inc. and subsidiaries, OCI Corp. of Michigan and subsidiaries and Mass Communications Corp. and subsidiary (collectively, the "OCI Financials") included as Exhibit
99.4 to the Company's Current Report on Form 8-K/A dated October 1, 1998 and filed with the Commission on October 19, 1998, and each of Chancellor Media Outdoor Corporation, the outdoor advertising division of Whiteco Industries,


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Inc., Martin Media L.P. and Martin MacFarlane, Inc. (collectively, the "Outdoor
Financials") included as Exhibit 99.1 to the Current Report on Form 8-K dated July 6, 1999 and filed with the Commission on July 7, 1999, do not fairly present the consolidated financial position, results of operations, changes in stockholder's equity and cash flows of the entities described therein on the basis described therein at the respective dates or for the respective periods to which they apply or that the OCI Financials or the Outdoor Financials have not been prepared in accordance with generally accepted accounting principles consistently applied, except as described therein.

         (i) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries before any court or administrative agency or by any regulatory authority which may reasonably be expected to result in a Material Adverse Change.

         (j) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the 1999 Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the 1999 Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the 1999 Registration Statement, with such exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or materially impair the value of such leasehold estate to the Company or such Subsidiary.

         (k) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except for such failure to file or defaults in payment of a character which would not reasonably be expected to result in a Material Adverse Change.

         (l) Neither the Company nor any of the Subsidiaries is, nor with the giving of notice, lapse of time or both, will be, in default under (i) its certificate of incorporation or by-laws or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and, in the case of (ii) which default would reasonably be expected to result in a Material Adverse Change. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the charter or by-laws of the Company or the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction which conflict, breach or default would reasonably be expected to result in a Material Adverse Change.


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         (m)   Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Securities for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (n) The Company and each of the Subsidiaries hold all material licenses, consents, authorizations, approvals, orders, certificates and permits (collectively, "Licenses") of and from, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations in each case as required for the conduct of the business in which it is engaged, and each such License is in full force and effect, except to the extent that the failure to obtain or maintain any such License would not reasonably be expected to result in a Material Adverse Change.

         (o) The Company and the Subsidiaries are in compliance with all applicable federal, state, foreign and local laws and regulations relating to
(i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except where such noncompliance would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

         (p) KPMG LLP, who have certified the financial statements of the Company and the OCI Financials filed with the Commission as part of, or incorporated by reference in, the Registration Statements, are independent public accountants as required by the Act and the Rules and Regulations.

         (q) The Company has never been, is not now, and immediately after the sale or conversion of the Securities under this Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (r) The Company has reviewed its operations and that of its Subsidiaries, and has contacted and made appropriate inquiries to any third parties on whom the Company or any of its Subsidiaries is dependent to a material extent in the conduct of their business or operations, to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by the Year 2000 Problem. As a result of such effort, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole, or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will be adversely affected by the advent of the year


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2000 or 2001, the advent of the twenty-first century or the transition from the twentieth century to the year 2000 and into the twenty-first century.

         (s) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

         (a) The Firm Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the Firm Securities set forth opposite the name of such Underwriter of Schedule III hereto. The purchase price per Security shall be 97.25% of the principal amount thereof.

         (b) The Closing Date. Delivery of certificates for the Firm Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, 10004, at 9:30 a.m., New York time, on August 10, 1999 (or such other place, date or time as may be agreed to in writing by the Company and the Underwriters) (the time and date of such closing are called the "Closing Date").

         (c) The Option Securities; the Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to $37,500,000 aggregate additional principal amount of Option Securities from the Company at the per Security purchase price to be paid by the Underwriters for the Firm Securities. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriters to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Once given in writing, such notice shall be irrevocable. Such notice shall set forth (i) the aggregate principal amount of Option Securities as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificate(s) for the Option Securities are to be registered and
(iii) the time, date and place at which such certificate(s) will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing Date" shall refer to the time and date of delivery of certificates for the Firm Securities and the Option Securities). Such time and date of delivery, if subsequent to the Closing Date, is called the "Option Closing Date" and shall be determined by the Underwriters and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.

         (d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company.


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         (e)   Delivery of the Securities. The Company shall deliver, or cause to be delivered for the account of the Underwriters the Firm Securities being purchased on the Closing Date in the form of one or more permanent global Securities in definitive form registered in the name of Cede & Co., as custodian for The Depository Trust Company, as Depository ("DTC"), against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, for the account of the Underwriters, the Option Securities being purchased on the Option Closing Date in the form of one or more permanent global Securities registered in the name of DTC, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Interests in global Securities will be held only in book-entry form through DTC, except in limited circumstances described in the Prospectus.

         SECTION 3.  PUBLIC OFFERING OF THE SECURITIES.

         The Underwriters hereby advise the Company that the Underwriters intend to offer the Securities for sale as described in the Prospectus as soon after this Agreement has been executed as the Underwriters, in their sole judgment, have determined is advisable and practicable.

         SECTION 4.  COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the Underwriters that:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a supplementary prospectus setting forth such other information and the terms of the offering contemplated by Section 2 hereof, (ii) not file, prior to the termination of the offering of the Securities by the Underwriters, any amendment to the Registration Statements or supplement to the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters.

         (b) The Company will advise the Underwriters promptly of any request of the Commission for amendment of either Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use all reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (c) The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request; provided, however, that if the Underwriters are required to deliver a prospectus in connection with sales of any shares at any time nine months or more after the date of this Agreement, upon the Underwriters' request, but at the expense of the Underwriters, the Company will prepare and deliver to the Underwriters such copies of an amended and supplemented Prospectus as you may reasonably request.

         (d) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will, at its election, either (i) prepare and file with the Commission an appropriate amendment to the Registration Statements or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

         (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the 1999 Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the 1999 Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (f) The Company will, for a period of five years from the Closing Date, deliver to the Underwriters copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Exchange Act.

         (g) No offering, sale or other disposition of any Class A Common Stock of the Company or any other securities convertible or exchangeable or exercisable for Class A Common Stock or derivatives of Class A Common Stock, will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriters except that the Company may, without such consent,
(i) issue shares of Class A Common Stock in connection with the pending acquisitions or otherwise as consideration for the acquisition of additional outdoor advertising or logo sign assets, provided that the persons receiving such shares agree not to distribute such shares during the period of 90 days following the date of this Agreement and (ii) issue shares upon the exercise of options outstanding on the date of this Agreement or otherwise pursuant to the Company's 1996 Equity Incentive Plan or any substitute plan.

         SECTION 5.  COSTS AND EXPENSES.

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the 1999 Registration Statement, the Prospectus, the Securities and this Agreement; the filing fees of the Commission; and the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Securities. The Company shall not, however, be required to pay for any of the Underwriters' expenses except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 11(a)(iv) or 11(a)(vi) hereof, or by reason of any failure, refusal or inability on the part of the Company to deliver the Securities (unless such failure to is due to the default or omission of the Underwriters), then the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing its obligations hereunder; but the Company shall in no event be liable to the Underwriters for damages on account of loss of anticipated profits from, or related to, the sale by it of the Securities.

         SECTION 6.  CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company in all material respects, of its covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statements and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424, and any request of the Commission for additional information (to be included in the Registration Statements or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of either Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

         (b) (i) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Palmer & Dodge LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

         (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

         (B) The Securities conform in all material respects to the description thereof contained in the Prospectus; and the certificates for the Securities are in due and proper form.

         (C) The Securities delivered on the Closing Date or the Option Closing Date, as the case may be, are convertible into the Underlying Shares of the Company in accordance with the terms of the Indenture; the Underlying Shares issuable upon conversion of such Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable; any outstanding Underlying Shares have been authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities or the Underlying Shares.

         (D) The Registration Statements have become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

         (E) The Registration Statements, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder in effect as of the time of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

         (F) Each document incorporated by reference in the Registration Statements, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion complied as to form at the time of such filing in all material respects with the applicable requirements (if any) of the Exchange Act and the applicable rules and regulations thereunder in effect as of the date of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

         (G) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, do not and will not violate the Certificate of Incorporation or By-Laws of the Company, or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument of which such counsel has knowledge to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, and which conflict, breach or default could reasonably be expected to result in a Material Adverse Change.

         (H) This Agreement has been duly authorized, executed and delivered by the Company.

         (I) Except for approvals, consents, orders, authorizations, designations, declarations or filings which have been validly waived, or which have been obtained or made, no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the Indenture and the consummation by the Company of the transactions herein or therein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion).

         (J) The Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and has not been an "investment company" at any time since 1989.

         (K) (1) The Indenture has been duly qualified under the Trust Indenture Act; (2) the Company has the corporate power and authority to enter into the Indenture and to issue and sell the Securities; (3) the Indenture has been duly authorized, executed and delivered by the Company; (4) the Securities have been duly authorized and when issued and executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture; and (5) the Indenture and the Securities constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except that (I) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (II) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.

         (L) The statements set forth in the Prospectus under the captions "Description of Notes We Are Offering", "Description of Capital Stock of Lamar Advertising Company", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, respectively, under the caption "Material United States Federal Income Tax Considerations", and under the captions "Description of Other Indebtedness of Lamar" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

         (M) Neither the issuance, sale or delivery of the Securities, nor the execution, delivery or performance of the Indenture, or compliance by the Company with all provisions of the Indenture, nor consummation by the Company of the transactions contemplated hereby or thereby constitutes or will constitute a violation or breach of, or a default under, the certificate of incorporation or bylaws or other organizational documents of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound and that is an exhibit to the 1999 Registration Statement, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such agreement, indenture, lease or other instrument upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, to be applicable to the Company, the Subsidiaries or any of their respective properties.

               In rendering such opinion, Palmer & Dodge LLP may rely as to matters governed by laws other than the Delaware General Corporate Law or Federal laws on local counsel in the relevant jurisdictions provided that in each case Palmer & Dodge LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel's opinion is also delivered to the Underwriters. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) either of the Registration Statements, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial information included or incorporated by reference therein or the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee). Palmer & Dodge LLP shall also state that they do not know of any amendment to the Registration Statements required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statements or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statements or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

         (ii) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

         (A) Based upon appropriate certificates of public officials (which shall be furnished to the Underwriters with the opinion), each of the Subsidiaries incorporated or organized as a corporation or partnership has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with corporate, partnership or other organizational power and authority, as the case may be, to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

         (B) Based upon appropriate certificates of public officials (which shall be furnished to the Underwriters with the opinion), the Company is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing under the laws of each of the jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to qualify would not, in the aggregate, reasonably be expected to result in a Material Adverse Change.

         (C) The outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. To the best knowledge of such counsel, the shares of capital stock of the Subsidiaries are owned by the Company or one of the other Subsidiaries free and clear of all liens, encumbrances and security interests, and except as disclosed in the Registration Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding.

         (D) The Company's Class A and Class B Common Stock have been duly authorized; the outstanding shares of its Class A Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

         (E) Such counsel does not know of any material contract or document that should have been filed as exhibits to or incorporated by reference or described in the Prospectus which was not so filed, incorporated by reference or described.

         (F) Such counsel knows of no material legal proceedings or regulatory or other claims pending or threatened against the Company or the Subsidiaries of a character required to be reflected in the Prospectus that are not set forth in the Prospectus.

               In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) either of the Registration Statements, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial information included or incorporated by reference therein).

         (iii) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of James R. McIlwain, Esquire, general counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that: The statements in the Prospectus under the caption "Risk Factors -- Our operations are impacted by the regulation of outdoor advertising", and statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 under the caption "Business -- Regulation" insofar as such statements constitute a summary of regulatory matters relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry.

             In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes him to believe that (A) either of the Registration Statements, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements, and the notes thereto, schedules and other financial information included or incorporated by reference therein).

         (c) The Underwriters shall have received from Sullivan & Cromwell, counsel for the Underwriters, such written opinion or opinions dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Securities delivered on such date, the Registration Statements, the Prospectus as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (d) On the date of the Prospectus at a time prior to the execution of this Agreement, and on the Closing Date or the Option Closing Date, as the case may be, KPMG LLP, who have certified the financial statements of the Company and its Subsidiaries, and PricewaterhouseCoopers LLP, Arthur Andersen, LLP, Barbich, Longcrier, Hooper & King and BDO Seidman LLP, who have certified the Outdoor Financials (as set forth in the Current Report on Form 8-K/A dated October 1, 1998 and filed with the Commission on October 19, 1999), in each case included or incorporated by reference in the Prospectus, shall have furnished to the Underwriters letters, dated the date of the Prospectus, and letters dated the Closing Date or the Option Closing Date, as the case may be, to the effect set forth in Schedule IV hereto (only with respect to paragraphs
(i), (ii) and (iii) in the case of PricewaterhouseCoopers LLP, and only with respect to paragraphs (i) and (ii) (first sentence) in the case of Arthur Andersen LLP, Barbich, Longcrier, Hooper & King and BDO Seidman LLP), and with respect to the letters to be dated the Closing Date or the Option Closing Date, as the case may be, as to such other matters as you may reasonably request and in form and substance satisfactory to you.

         (e) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents in such capacity as follows:

         (i) The representations and warranties of the Company are true and correct as of such date as though made on and as of the Closing Date or the Option Closing Date, as the case may be;

         (ii) The Company has performed all obligations in all material respects and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to such date;

         (iii) The Registration Statements have become effective under the Act; the Prospectus has been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations in accordance with Section 5(a) of the Act; and no stop order suspending the effectiveness of either Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to his knowledge, contemplated by the Commission; and all requests for additional information on the part of Commission have been complied with;

         (iv) He does not know of any litigation instituted or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Prospectus which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the 1999 Registration Statement which is not so filed;

         (v) He has carefully examined the Registration Statements and the Prospectus and, in his opinion, as of the effective date of the Registration Statements, the statements contained in the Registration Statements, including any documents incorporated by reference therein, were true and correct in all material respects, and such Registration Statements and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made, not misleading and, in his opinion, since the date of the Prospectus, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

         (vi) (A) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and
(B) since the respective dates as of which information is given in the Prospectus there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

         (f) The Company shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties contained herein and related matters as the Underwriters may reasonably have requested.

         (h) The Underwriters shall have received from each executive officer (except for one executive officer with respect to 25,000 shares of Stock), director and stockholder of the Company listed on Schedule IIA a letter or letters, to the effect set forth in Schedule IIB hereto.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5, 8 and 10).

         SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statements shall have been issued and in effect or proceedings therefor initiated or threatened.

         SECTION 8. INDEMNIFICATION.

         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriters or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such controlling person for any and all reasonably expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters for use in the Registration Statements, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus amending or supplementing the form of prospectus dated February 4, 1999 included in the 1999 Registration Statement to the extent that any such loss, claim, damage, liability or expense of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented had not been given or sent, in any case where such delivery is required by the Act , if
(A) the Company had previously furnished copies thereof in sufficient quantity to such Underwriter and (B) the loss, claim, damage, liability or expense of such Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statements and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statements, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel) approved by the indemnifying party and representing the indemnified parties who are parties to such action).

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. CONTRIBUTION.

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting compensation actually received by the Underwriters. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9, provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         SECTION 10.   DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such representatives, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11.   NOTICES.

         All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

         Goldman, Sachs & Co.,
         Deutsche Bank Securities Inc.,
         Morgan Stanley & Co. Incorporated,
         Salomon Smith Barney Inc.,
         c/o Goldman, Sachs & Co.,
         85 Broad Street,
         New York, New York 10004
         Attention: Registration Department

with a copy to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004
         Attention:  Robert E. Buckholz, Jr.

If to the Company:

         Lamar Advertising Company
         5551 Corporate Boulevard
         Baton Rouge, Louisiana, 70808
         Facsimile:  (225) 926-1005
         Attention: Kevin P. Reilly, Jr., President with a copy to:

         Palmer & Dodge LLP
         One Beacon Street
         Boston, MA 02108
         Facsimile:  (617) 227-4420
         Attention:  Stanley Keller

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 12. TERMINATION.

         This Agreement may be terminated by you by notice to the Company as follows:

         (a) at any time after the date hereof and prior to the Closing Date if any of the following has occurred: (i) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus impracticable,
(ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading or the application of "circuit breakers") or minimum prices shall have been established for securities on any such Exchange, (iii) trading in the Company's securities on the Nasdaq National Market shall have been suspended or materially limited, (iv) declaration of a general moratorium on commercial banking activities by either federal or New York State authorities, (v) any downgrading in the rating of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g)(2) under the Exchange Act), or any public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock; (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or elsewhere; or (vii) any litigation or proceeding is pending or threatened against the Underwriters which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or

         (b)  as provided in Section 6 and Section 10 of this Agreement.

This Agreement also may be terminated by you, by notice to the Company as to any obligation of the Underwriters to purchase the Option Securities, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Section 6 and Section 10 of this Agreement.

         SECTION 13. SUCCESSORS.

         This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from the Underwriters merely by reason of such purchase.

         SECTION 14. PARTIAL UNENFORCEABILITY.

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 15. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         SECTION 16. GENERAL PROVISIONS.

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        Lamar Advertising Company



                                        By:       /s/ Keith Istre
                                             ----------------------------
                                             Name:    Keith Istre
                                             Title:   CFO

Accepted as of the date hereof
in New York, New York

Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.

By:          /s/ Goldman, Sachs & Co.
      ----------------------------------------
             (Goldman, Sachs & Co.)

         On behalf of each of the Underwriters

                                   SCHEDULE I

                   Subsidiaries of Lamar Advertising Company*

                                                              State of Other Jurisdiction of
                Name                                           Incorporation or Organization
                ----                                          -------------------------------
Lamar Media Corp.                                                        Delaware
The Lamar Corporation                                                    Louisiana
Interstate Logos, Inc.                                                   Delaware
Lamar Advertising of Colorado Springs, Inc.                              Colorado
Lamar Advertising of Jackson, Inc.                                      Mississippi
Lamar Advertising of Mobile, Inc.                                         Alabama
Lamar Advertising of Roland, Inc.                                        Tennessee
Lamar Advertising of South Georgia, Inc.                                  Georgia
Lamar Advertising of South Mississippi, Inc.                            Mississippi
Lamar Advertising of Youngstown, Inc.                                    Delaware
Lamar Robinson, Inc.                                                     Missouri
TLC Properties, Inc.                                                     Louisiana
Missouri Logos, Inc.                                                     Missouri
Missouri Logos, a Partnership                                            Missouri
Nebraska Logos, Inc.                                                     Nebraska
Oklahoma Logo Signs, Inc.                                                Oklahoma
Utah Logos, Inc.                                                           Utah
Ohio Logos, Inc.                                                           Ohio
Georgia Logos, Inc.                                                       Georgia
Kansas Logos, Inc.                                                        Kansas
Lamar Air, LLC                                                           Louisiana
Lamar Pensacola Transit, Inc.                                             Florida
Lamar Tennessee, L.L.C.                                                  Tennessee
Lamar Texas General Partner, Inc.                                        Louisiana
Lamar Texas Limited Partnership                                          Louisiana
Colorado Logos, Inc.                                                     Colorado
Michigan Logos, Inc.                                                     Michigan
Minnesota Logos, Inc.                                                    Minnesota
Mississippi Logos, Inc.                                                 Mississippi
New Jersey Logos, Inc.                                                  New Jersey
New Mexico Logos, Inc.                                                  New Mexico
South Carolina Logos, Inc.                                            South Carolina
South Dakota Advertising, Inc.                                         South Dakota
South Outdoor Advertising, Inc.                                          Missouri
Tennessee Logos, Inc.                                                    Tennessee
Texas Logos, Inc.                                                          Texas
TLC Properties II, Inc.                                                    Texas
Virginia Logos, Inc.                                                     Virginia
Lamar Advertising of Huntington-Bridgeport, Inc.                       West Virginia

                                                                     State of Other Jurisdiction of
                Name                                                  Incorporation or Organization
                ----                                                 -------------------------------
Lamar Advertising of Kentucky, Inc.                                             Kentucky
Lamar Advertising of Penn, Inc.                                                 Delaware
Lamar Advertising of Michigan, Inc.                                             Michigan
Lamar Advertising of Missouri, Inc.                                             Missouri
Canadian TODS Limited                                                      Nova Scotia, Canada
Nevada Logos, Inc.                                                               Nevada
Kentucky Logos, Inc.                                                            Kentucky
Florida Logos, Inc.                                                              Florida
Lamar Electrical, Inc.                                                          Louisiana
Lamar Advertising of South Dakota, Inc.                                       South Dakota
TLC Properties, L.L.C.                                                          Louisiana
Lamar OCI South Corporation                                                    Mississippi
Lamar OCI North Corporation                                                     Delaware
Lamar Advertising of Greenville, Inc.                                          Mississippi
Lamar Advertising of West Virginia, Inc.                                      West Virginia
Lamar Advertising of Ashland, Inc.                                              Kentucky
American Signs, Inc.                                                           Washington


* All subsidiaries are 100% owned by Lamar Advertising Company, except for Missouri Logos, a Partnership, in which Lamar Advertising Company holds a 66 2/3% partnership interest.

                                  SCHEDULE IIA


The Reilly Family Limited Partnership
Kevin P. Reilly, Jr.
Keith A. Istre
Charles W. Lamar, III.
Gerald H. Marchand
T. Everett Stewart, Jr.
Jack S. Rome, Jr.
Sean E. Reilly
Stephen P. Mumblow

                                  SCHEDULE IIB



                           LAMAR ADVERTISING COMPANY

                               LOCK-UP AGREEMENT

                                AUGUST   , 1999


Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re:  Lamar Advertising Company - Lock-Up Agreement

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule III to such agreement (collectively, the "Underwriters"), with Lamar Advertising Company, a Delaware corporation (the "Company"), providing for a public offering of up to $287,500,000 (including the exercise of the Underwriters' over-allotment option) aggregate principal amount of the Company's 5 1/4% Convertible Notes due 2006 (the "Securities"), convertible into shares of Class A common stock, par value $0.001 per share, of the Company (the "Shares"), pursuant to the Registration Statements and the Prospectus (each as defined in the Underwriting Agreement).

         In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Securities and continuing to and including the date 90 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, whether now owned or hereinafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the "Undersigned's Shares").

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) but only if and to the extent that such shares have been acquired by the undersigned in the open market after completion of the public offering of the Securities, (iv) if such transfer occurs by operation of law, such as rules of intestate succession or statutes governing the effects of a merger, provided that the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of the this agreement, or (v) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation, or
(ii) if the undersigned is a partnership, the partnership may transfer the Undersigned's Shares to its partners; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock or shares, as the case may be, subject to the provisions of this Agreement and there shall be no further transfer of such capital stock or shares, as the case may be, except in accordance with this Agreement, and provided further that, in the case of clause (i), any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                       Very truly yours,

                                       ------------------------------------
                                       Exact Name of Shareholder

                                       ------------------------------------
                                       Authorized Signature

                                       ------------------------------------
                                       Title

                                  SCHEDULE III

                                  Underwriters


                                                                   Option
                                            Firm Securities      Securities
                                            ---------------      ----------

Goldman, Sachs & Co.                        $100,000,000         $ 15,000,000
Deutsche Bank Securities Inc.                100,000,000           15,000,000
Morgan Stanley & Co. Incorporated             25,000,000            3,750,000
Salomon Smith Barney Inc.                     25,000,000            3,750,000
                                            ------------         ------------
                                            $250,000,000         $ 37,500,000
                                            ============         ============

                                  SCHEDULE IV

         Pursuant to Section 6(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Commission;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representative or representatives of the Underwriters (the "Representatives");

         (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
(vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

         (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

         (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 503(d), respectively, of Regulation S-K;

         (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations adopted by the Commission, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause
(B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

         (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.